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                                                                  EXHIBIT (B)10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated April 19, 2012, relating to the financial statements of Prudential Annuities Life Assurance Corporation Variable Account B, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 9, 2012, except for the effects of the adoption of the new accounting guidance for the costs to acquire or renew insurance contracts, and the adoption of the accounting standard related to the presentation of comprehensive income discussed in Note 2, as to which the date is November 28, 2012, relating to the financial statements of Prudential Annuities Life Assurance Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
February 14, 2013